ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090791507-70
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/12/2009 2:30 PM
	Entity Number E0589792009-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	GOLFERS INCORPORATED
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: AMERICAN CORPORATE ENTERPRISES, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 123 WEST NYE LANE, SUITE 129 (Street Address), CARSON CITY (City), Nevada 89706 (Zip Code) 2050 RUSSETT WAY (Mailing Address (if different from street address)), CARSON CITY (City), Nevada 89703 (Zip Code)
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 Par value per share: $ .001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) STEPHEN V. ABRAM (Name) 2050 RUSSETT WAY (Street Address), CARSON CITY (City), NV (State), 89703 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	STEPHEN V. ABRAM (Name) X [signature] (Incorporator Signature) 2050 RUSSETT WAY (Address), CARSON CITY (City), NV (State), 89703 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date 11/12/09

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
GOLFERS INCORPORATED

ARTICLE I.

Name of the corporation (hereinafter called the "Corporation") is:

GOLFERS INCORPORATED

ARTICLE II.

The resident agent and registered office of the Corporation within the State of Nevada is American Corporate Enterprises, Inc., 123 West Nye Lane, Suite 129, Carson City, NV 89706.

ARTICLE III.

The total number of shares of stock that the Corporation shall have authority to issue is 75,000,000, consisting of 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 25,000,000 shares of preferred stock par value $.001 per share ("Preferred Stock").

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

ARTICLE IV.

The governing Board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director".

The number of members constituting the first Board of Directors of the Corporation is one (1); and the name and the post office address of each said member is as follows:

Name	Address
Stephen V. Abram	123 West Nye Lane, Suite 129, Carson City, NV 89706

The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

ARTICLE V.

The purpose of this Corporation shall be:

To engage in any lawful activity for which Corporations may be incorporated under Nevada law.

ARTICLE VI.

The name and the post office address of the incorporator signing these Articles of Incorporation are as follows:

Name	Address
Stephen V. Abram	123 West Nye Lane, Suite 129, Carson City, NV 89706

ARTICLE VII.

No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

ARTICLE VIII.

The Corporation shall have perpetual existence.

ARTICLE IX.

The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital

stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

ARTICLE X.

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada law, as the same may be amended and supplemented.

ARTICLE XI.

The Corporation shall, to the fullest extent permitted by the Nevada law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XII.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XIII.

Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

Signed this 11th day of November, 2009.

GOLFERS INCORPORATED

By: ______________________

Stephen V. Abrams, Incorporator